Lackowicz, Shier & Hoffman	Suite 300, 204 Black Street Whitehorse, Yukon Y1A 2M9 Telephone: 867-668-5252 Fax: 867-668-5251 E-mail: lackowicz.shier@yukonlaw.com

Barristers & Solicitors

IN ASSOCIATION WITH

Reply Attention To: Paul W. Lackowicz
DIRECT E-MAIL:plackowicz@yukonlaw.com

Our File No: 31952

September 13, 2004

Apollo Gold Corporation
4601 DTC Blvd., Suite 750
Denver, Colorado
80237

Dear Sirs/Mesdames:

Re:	Apollo Gold Corporation (the “Corporation”)

We act as Yukon counsel to the Corporation. We have been requested by the Corporation to provide to you the following opinion in connection with the filing of a Registration Statement on Form S-3 (the “Registration Statement”) under the Securities Act of 1933 as amended, relating to the sale of up to $100,000,000 of securities of the Corporation, which securities may consist of common shares, warrants or debt securities or combinations of such securities.

Scope of Review

For the purposes of our opinion, we have examined the following documents:

1.	An emailed copy of the Registration Statement.

We have also examined originals or copies, certified or identified to our satisfaction, of the articles and by-laws of the Corporation and have considered such questions of law as we have deemed relevant or necessary as a basis for the opinion hereinafter expressed.

Paul W. Lackowicz Lori A. Lavoie	Daniel S. Shier Serge M. Lamarche Counsel: Timothy S. Preston, Q.C.	Debbie P. Hoffman Brenda F.Smichura-Jerome

Assumptions

       In rendering this opinion, we have assumed:

1.	The genuineness of all signatures;

2.	The authenticity and completeness of all documents submitted to us as originals;

3.	The conformity to original documents and the completeness of all documents submitted to us or received by us as conformed copies, certified copies, photocopies or facsimile transmissions, and the authenticity of the originals where certified copies, photocopies or facsimile transmissions have been submitted or received and that the documents emailed to our office and referred to in this letter were duly signed and delivered by the parties thereto in the form submitted to us;

4.	The accuracy, completeness and truth of all facts set forth in the Corporation’s minute book or official public records and certificates and any other documents, certificates or records supplied by corporate or public officials and the identity and capacity of all individuals acting or purporting to act as such;

5.	Each indenture and warrant agreement referred to in the Registration Statement will be legal, valid and binding against all of the signatories thereto and each such agreement will be enforceable in accordance with its terms; and

6.	The consideration for the issuance of all common shares issued by the Corporation pursuant to the Registration Statement will be received by the Corporation at or prior to the time of issuance of such shares.

Practice Restriction

We are solicitors qualified to carry on the practice of law in the Yukon Territory only and we express no opinion as to any laws or matters governed by laws, other than those of the Yukon Territory and the federal laws of Canada applicable therein, in effect as at the date of this opinion.

Opinion

Based and relying on the foregoing, we are of the opinion that:

1.	any common share of the Corporation, if and when duly authorized by the Corporation in accordance with its articles of incorporation and the Yukon Business Corporations Act and issued as described in the Registration Statement will, upon such issuance, be legally issued, fully paid and non-assessable.

2.	any warrants or debt securities, if and when duly authorized by the Corporation in accordance with its articles of incorporation and the Yukon Business Corporations Act and issued as described in this Registration Statement will be valid and binding obligations of the Corporation.

This opinion is furnished solely for the benefit of the addressee hereof and may not be used, circulated, quoted, relied upon or distributed, or otherwise referred to by any other person or entity or for any other purpose without our prior written consent.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to us under the caption “Legal Matters” in the Registration Statement.

                                        Yours very truly,

                                        LACKOWICZ, SHIER & HOFFMAN

                            &nbs p;            /s/ Lackowicz, Shier & Hoffman

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